Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of Cott Corporation (the “Company” or “Cott”) consists of the unaudited pro forma condensed combined statements of operations for the three months ended April 2, 2016, the twelve months ended April 2, 2016 and the year ended January 2, 2016, and an unaudited pro forma condensed combined balance sheet as of April 2, 2016. The following unaudited pro forma condensed combined financial information represents the pro forma impacts of the Eden Acquisition, which is described in the following paragraph, and financing adjustments associated with financing the acquisition.

The Eden Acquisition

On June 7, 2016, Carbon Acquisition Co B.V., a private company with limited liability incorporated under the laws of the Netherlands and a wholly-owned subsidiary of Cott, as the purchaser, and Cott, as the purchaser’s guarantor, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Hydra Luxembourg Holdings S.à.r.l., a private limited liability company incorporated in Luxembourg, as the seller, to acquire the sole issued and outstanding share in the share capital of Hydra Dutch Holdings 1 B.V. (“Eden Holdings”), the indirect parent company of Eden Springs Europe B.V., a leading provider of water and coffee solutions in Europe (the “Eden Acquisition”). The unaudited pro forma condensed combined financial information is based on the financial information of Hydra Dutch Holdings 2 B.V. (“Eden”), a direct wholly-owned subsidiary of Eden Holdings. We believe that the only material differences between Eden Holdings and Eden relate to additional cash and cash equivalents held in Eden Holdings and intercompany transactions that are either substantially eliminated on consolidation or will be settled concurrent with the closing of this transaction. No separate financial information has been provided in this offering memorandum for Eden Holdings. See “Risk Factors—The financial statements of Eden presented in this offering memorandum do not satisfy our obligations under the Exchange Act and the financials of Eden Holdings that we will file may materially differ from those presented herein.”

The purchase consideration is approximately €470 million, subject to customary adjustments for cash, debt, working capital and other items, payable at closing in cash of which approximately $407 million will be used to pay the outstanding third-party indebtedness of Eden’s subsidiaries.

The Company has received committed financing from Deutsche Bank Securities Inc., J.P. Morgan Securities plc, Wells Fargo Securities, Merrill Lynch International and SunTrust Robinson Humphrey, Inc., or affiliates of the foregoing entities, to support the Eden Acquisition. The Company intends to finance the acquisition through a combination of the proceeds of this offering, incremental borrowings under the Company’s asset based lending facility (“ABL Facility”) of approximately $71 million and cash on hand.

The Company expects to incur approximately $6.4 million of acquisition costs. This estimate does not include financing fees related to the debt financing and other financing-related costs, which are estimated to be approximately $31 million.

Basis for Pro Forma Information

The unaudited pro forma condensed combined balance sheet data as of April 2, 2016 gives effect to the Eden Acquisition as if it occurred on April 2, 2016. The unaudited pro forma condensed combined statements of operations data for the year ended January 2, 2016, the three months ended April 2, 2016 and the twelve months ended April 2, 2016 assume that the Eden Acquisition was consummated on January 4, 2015.

The unaudited pro forma condensed combined statement of operations data for the twelve months ended April 2, 2016 is derived from the audited and unaudited historical financial statements of Cott and Eden as follows: (i) the audited consolidated statement of operations data for the years ended January 2, 2016 and December 31, 2015, respectively, plus (ii) the unaudited consolidated statement of operations data for the three months ended April 2, 2016 and March 31, 2015, respectively, less (iii) the unaudited consolidated statement of operations data for the three months ended April 4, 2015 and March 31, 2015, respectively, and (iv) adjusted for the appropriate pro forma adjustments for the twelve month period ended April 2, 2016.

Cott’s historical financial data for the year ended January 2, 2016 and as of and for the three month period ended April 2, 2016 is derived from Cott’s audited financial statements for the year ended January 2, 2016 and its unaudited interim historical consolidated financial statements for the three months ended April 2, 2016, respectively, each of which is included elsewhere herein.

The historical financial data for Eden, and its subsidiaries for the year ended December 31, 2015 and for the three months ended March 31, 2016 is derived from its audited consolidated financial statements for the year ended December 31, 2015 and its unaudited condensed interim consolidated financial statements for the three months ended March 31, 2016, respectively, each of which is included elsewhere herein. All references to January 2, 2016, reflect Eden’s historical financial statements for the year end December 31, 2015, and all references to April 2, 2016, reflect Eden’s unaudited consolidated financial statements as of and for the three months ended March 31, 2016 and for the twelve months ended March 31, 2016.

We believe that the only material differences between Eden Holdings and Eden relate to additional cash and cash equivalents held in Eden Holdings and intercompany transactions that are either substantially eliminated on consolidation or will be settled concurrent with the closing of this transaction. These assets and liabilities will not have an impact on the estimated purchase consideration or the preliminary purchase price allocation. The historical financial data used to prepare the unaudited pro forma condensed combined statement of operations data for the twelve months ended April 2, 2016 is derived from the audited and unaudited historical financial statements of Cott and Eden as follows: (i) the audited consolidated statement of operations data for the year ended January 2, 2016 and December 31, 2015, respectively, plus (ii) the unaudited consolidated statement of operations data for the three months ended April 2, 2016 and March 31, 2015, respectively; less (iii) the unaudited consolidated statement of operations data for the three months ended April 4, 2015 and March 31, 2015, respectively.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Eden Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results of the combined entities.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the audited consolidated financial statements of Cott as of and for the year ended January 2, 2016, included in Cott’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 and included herein;

•	the unaudited condensed consolidated financial statements of Cott as of and for the three month period ended April 2, 2016, included in Cott’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016 and included herein;

•	the audited consolidated financial statements of Eden as of and for the year ended December 31, 2015 included herein;

•	the unaudited condensed consolidated financial statements of Eden as of and for the three month period ended March 31, 2016 included herein;

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting

Standards Codification 805, Business Combinations, with Cott treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final acquisition accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized and the unaudited pro forma condensed combined financial information is based on Eden Holdings financial information. Furthermore, accounting for income taxes in accordance with Accounting Standards Codification 740, Income Taxes, is preliminary and deferred tax assets and liabilities may change when final fair value adjustments and additional information is considered. Also, the definitive determination of the fair value of assets acquired and liabilities assumed will occur on the date of acquisition, which will also have an impact on the final acquisition accounting, and ultimately on goodwill. The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Eden Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results of the combined entities. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined entities following the Eden Acquisition and the transactions related thereto. The unaudited pro forma condensed combined statements of operations do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined entities, or the impact of non-recurring items, including synergies, directly related to the Eden Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

(dollars in millions)

	Historical			Pro Forma Adjustments
	As of April 2, 2016	As of March 31, 2016								As of April 2, 2016
	Cott	Eden	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
ASSETS
Current Assets		3(a)	3(b)				3(a)
Cash & cash equivalents	$55.1	$20.5	$—	$552.5	3	(c)	$(575.6)	3	(d)	$52.5
Accounts receivable, net of allowance	320.4	75.2	—	—			—			395.6
Income taxes recoverable	0.9	2.9	—	—			—			3.8
Receivable from related parties	—	0.2	—	—			(0.2)	3	(f)	—
Inventories	254.7	21.3	—	—			3.3	3	(e)	279.3
Prepaid expenses and other current assets	20.9	16.5	13.2	—			—			50.6
Financial asset at fair value through profit or loss	—	13.2	(13.2)	—			—			—

Total current assets	652.0	149.8	—	552.5			(572.5)			781.8
Property, plant and equipment, net	774.6	99.0	—	—			—			873.6
Goodwill	779.8	195.8	—	—			57.7	3	(e)	1,033.3
Intangibles and other assets, net	710.9	103.4	3.3	—			133.6	3	(e)	951.2
Deferred tax assets	10.3	19.8	—	—			—			30.1
Other non-current assets	—	3.3	(3.3)	—			—			—

Total assets	$2,927.6	$571.1	$—	$552.5			$(381.2)			$3,670.0

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$62.8	$4.8	$—	71.0	3	(c)	$(4.8)	3	(f)	$133.8
Current maturities of long-term debt	3.4	—	—	—			—			3.4
Accounts payable and accrued liabilities	420.7	—	137.0	—			—			557.7
Trade accounts payable	—	44.1	(44.1)	—			—			—
Current tax liability	—	5.1	(5.1)	—			—			—
Other current liabilities	—	48.9	(48.9)	—			—			—
Customer deposits and prepaid income	—	37.3	(37.3)	—			—			—
Provisions	—	1.6	(1.6)	—			—			—
Payable to parent company	—	0.1	—	—			(0.1)	3	(f)	—

Total current liabilities	486.9	141.9	—	71.0			(4.9)			694.9
Long-term debt	1,524.1	388.9	—	504.2	3	(c)	(388.9)	3	(f)	2,028.3
Deferred tax liabilities	65.9	24.2	—	—			27.7	3	(e)	117.8
Other long-term liabilities	71.8	0.1	13.5	—			(6.4)	3	(f)	79.0
Provisions	—	1.1	(1.1)	—			—			—
Liability for employee rights	—	6.0	(6.0)	—			—			—
Borrowings from shareholder and related parties	—	66.7	—	—			(66.7)	3	(f)	—
Derivative financial instruments	—	6.4	(6.4)	—			—			—

Total liabilities	2,148.7	635.3	—	575.2			(439.2)			2,920.0
Equity
Common shares	682.2	—	—	—			—			682.2
Additional paid-in capital	50.8	15.3	—	—			(15.3)	3	(g)	50.8
Retained earnings (accumulated deficit)	119.0	(89.9)	—	(22.7)	3	(c)	89.9	3	(g)	89.9
							(6.4)	3	(h)
Accumulated other comprehensive income (loss)	(78.8)	10.2	—	—			(10.2)	3	(g)	(78.8)

Total Cott Corporation equity	773.2	(64.4)		(22.7)			58.0			744.1
Non-controlling interests	5.7	0.2	—	—			—			5.9

Total equity	778.9	(64.2)	—	(22.7)			58.0			750.0

Total liabilities and equity	$2,927.6	$571.1	$—	$552.5			(381.2)			$3,670.0

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended January 2, 2016

(dollars in millions, except for per share data)

	Historical
	For the Year Ended January 2, 2016	For the Year Ended December 31, 2015		Pro Forma Adjustments						For the Year Ended January 2, 2016
	Cott	Eden	Reclassifi- cation Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
		4(a)	4(b)				4(a)
Revenue, net	$2,944.0	$395.1	$—	$—			$—			$3,339.1
Cost of sales	2,048.5	131.4	—	—			3.3	4	(e)	2,183.2

Gross profit	895.5	263.7	—	—			(3.3)			1,155.9
Selling, general and administrative expenses	768.6	—	243.0	—			(12.4)	4	(f)	1,022.5
							23.3	4	(f)
Service expenses	—	150.3	(150.3)	—			—			—
Sales & marketing expenses	—	39.9	(39.9)	—			—			—
General and administration expenses	—	29.4	(29.4)	—			—			—
Amortization of customer portfolio and trademarks	—	12.4	(12.4)	—			—			—
Other operating income/(expenses) - net	—	24.4	(24.4)	—			—			—
Loss on disposal of property, plant and equipment	6.9	—	(0.2)	—			—			6.7
Acquisition and integration expenses	20.6	—	13.6	—			—			34.2

Operating income	99.4	7.3	—	—			(14.2)			92.5
Other (income) expense, net	(9.5)	—	2.3	—			—			(7.2)
Interest expense, net	111.0	—	38.6	(38.6)	4	(c)	—			140.1
				29.1	4	(c)
Financial income	—	3.9	(3.9)	—			—			—
Financial expenses	—	(44.8)	44.8	—			—			—

Income (loss) before income taxes	(2.1)	(33.6)	—	9.5			(14.2)			(40.4)
Income tax (benefit) expense	(22.7)	0.1	—	(7.5)	4	(d)	(2.8)	4	(g)	(32.9)

Net income (loss)	$20.6	$(33.7)	$—	$17.0			$(11.4)			$(7.5)
Less: Net income attributable to non-controlling interest	6.1	0.1	—	—			—			6.2
Less: Accumulated dividends on convertible preferred shares	4.5	—	—	—			—			4.5
Less: Accumulated dividends on non-convertible preferred shares	1.4	—	—	—			—			1.4
Less: Foreign exchange impact on redemption of preferred shares	12.0	—	—	—			—			12.0

Net (loss) income attributed to Cott Corporation	$(3.4)	$(33.8)	$—	$17.0			$(11.4)			$(31.6)

Net loss per common share
Basic	$(0.03)									$(0.31)	4	(h)
Diluted	$(0.03)									$(0.31)	4	(h)
Weighted average outstanding shares (in thousands)
Basic	103,037									103,037	4	(h)
Diluted	103,037									103,037	4	(h)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended April 2, 2016

(dollars in millions, except per share data)

	Historical
	Three Months Ended April 2, 2016	Three Months Ended March 31, 2016		Pro Forma Adjustments						Three Months Ended April 2, 2016
	Cott	Eden	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
		4(a)	4(b)				4(a)
Revenue, net	$698.4	$92.1	$—	$—			$—			$790.5
Cost of sales	484.4	30.2	—	—			—			514.6

Gross profit	214.0	61.9	—	—			—			275.9
Selling, general and administrative expenses	197.0	—	56.4	—			(3.1)	4	(f)	255.3
							5.0	4	(f)
Service expenses	—	35.3	(35.3)	—			—			—
Sales & marketing expenses	—	9.4	(9.4)	—			—			—
General and administration expenses	—	7.1	(7.1)	—			—			—
Amortization of customer portfolio and trademarks	—	3.1	(3.1)	—			—			—
Other operating income/(expenses) - net	—	3.9	(3.9)	—			—			—
Loss on disposal of property, plant and equipment	0.9	—	0.2	—			—			1.1
Acquisition and integration expenses	1.4	—	2.2	—			—			3.6

Operating income	14.7	3.1	—	—			(1.9)			15.9
Other (income) expense, net	(2.2)	—	2.4	—			—			0.2
Interest expense, net	27.8	—	8.3	(8.3)	4	(c)	—			35.1
				7.3	4	(c)
Financial income	—	1.0	(1.0)	—			—			—
Financial expenses	—	(11.7)	11.7	—			—			—

Income (loss) before income taxes	(10.9)	(7.6)	—	1.0			(1.9)			(19.4)
Income tax (benefit) expense	(9.0)	0.6	—	(1.9)	4	(d)	(0.4)	4	(g)	(10.7)

Net (loss) income	$(1.9)	$(8.2)	$—	$2.9			$(1.5)			$(8.7)
Less: Net income attributable to non-controlling interest	1.4	—	—	—			—			1.4

Net (loss) income attributed to Cott Corporation	$(3.3)	$(8.2)	$—	$2.9			$(1.5)			$(10.1)

Net loss per common share
Basic	$(0.03)									$(0.09)	4	(h)
Diluted	$(0.03)									$(0.09)	4	(h)
Weighted average outstanding shares (in thousands)
Basic	113,267									113,267	4	(h)
Diluted	113,267									113,267	4	(h)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended April 2, 2016

(dollars in millions)

	Historical
	For the Twelve Months Ended April 2, 2016	For the Twelve Months Ended March 31, 2016		Pro Forma Adjustments						For the Twelve Months Ended April 2, 2016
	Cott	Eden	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
Revenue, net	$2,932.6	$394.4	$—	$—			$—			$3,327.0
Cost of sales	2,024.4	129.8	—	—			—			2,154.2

Gross profit	908.2	264.6	—	—			—			1,172.8
Selling, general and administrative expenses	777.1	—	240.7	—			(12.6)	4	(e)	1,027.6
							22.4	4	(e)
Service expenses	—	149.3	(149.3)	—			—			—
Sales & marketing expenses	—	39.7	(39.7)	—			—			—
General and administration expenses	—	29.3	(29.3)	—			—			—
Amortization of customer portfolio and trademarks	—	12.6	(12.6)	—			—			—
Other operating income/(expenses) - net	—	23.0	(23.0)	—			—			—
Loss on disposal of property, plant and equipment	6.4	—	—	—			—			6.4
Acquisition and integration expenses	17.3	—	13.2	—			—			30.5

Operating income	107.4	10.7	—	—			(9.8)			108.3
Other (income) expense, net	(1.3)	—	4.9	—			—			3.6
Interest expense, net	111.1	—	37.2	(37.2)	4	(b)	—			140.2
				29.1	4	(b)
Financial income	—	2.6	(2.6)				—			—
Financial expenses	—	(44.7)	44.7				—			—

Income (loss) before income taxes	(2.4)	(31.4)	—	8.1			(9.8)			(35.5)
Income tax (benefit) expense	(22.3)	0.1	—	(7.5)	4	(c)	(1.2)	4	(f)	(30.9)

Net income (loss)	$19.9	$(31.5)	$—	$15.6			$(8.6)			$(4.6)
Less: Net income attributable to non-controlling interest	6.2	0.1	—	—			—			6.3
Less: Accumulated dividends on convertible preferred shares	1.8	—	—	—			—			1.8
Less: Accumulated dividends on non-convertible preferred shares	0.6	—	—	—			—			0.6
Less: Foreign exchange impact on redemption of preferred shares	12.0	—	—	—			—			12.0

Net (loss) income attributed to Cott Corporation	$(0.7)	$(31.6)	$—	$15.6			$(8.6)			$(25.3)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

1. Basis of Presentation

The unaudited pro forma condensed combined financial information presented above gives effect to the Eden Acquisition. The historical financial information of Cott is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial information of Eden is presented in accordance with the International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. Cott assessed the need to make certain adjustments to Eden’s historical financial statements prepared under IFRS to conform to Cott’s accounting framework and accounting policies under U.S. GAAP and noted no significant adjustments were needed in the preparation of this unaudited pro forma condensed combined financial information. Certain historical financial information of Eden has been reclassified to conform to the presentation of historical financial information of Cott. However, the pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of Eden to those of Cott as the Company is still in the process of conforming the accounting policies of Eden to those of Cott as of the date of this offering.

The unaudited pro forma condensed combined balance sheet at April 2, 2016 was prepared using the historical unaudited consolidated balance sheets of Cott and Eden as of April 2, 2016 and March 31, 2016, respectively. Cott’s historical financial information for the year ended January 2, 2016 and as of and for the three month period ended April 2, 2016 is derived from the Company’s Form 10-K and 10-Q filed with the SEC on February 29, 2016 and May 9, 2016, respectively. The historical financial information for Eden for the year ended December 31, 2015 is derived from its audited consolidated financial statements for the year ended December 31, 2015 and for the three month period ended March 31, 2016 from its unaudited condensed consolidated financial statements for the three months ended March 31, 2016 included in this offering memorandum

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Eden Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of the combined entities. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Eden Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the respective acquisitions close, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

2. Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the Eden Acquisition

Estimated Purchase Consideration

The estimated purchase consideration to be transferred on the Eden Acquisition date includes the value of the estimated cash consideration and the repayment of the outstanding indebtedness of Eden and its subsidiaries. The aggregate purchase consideration is subject to customary adjustments for cash, debt, working capital and other items. A preliminary estimate of the purchase consideration is as follows:

(Dollars in millions)
Cash to seller	$95.8
Cash paid on behalf of Eden to retire outstanding indebtedness	406.8
Settlement of intra-group financing receivables and payables	66.6

Estimated purchase consideration	$569.2

The working capital adjustment will be determined as the difference between the actual working capital at closing and the target working capital specified in the Share Purchase Agreement. For purposes of the pro forma consolidated balance sheet, no amounts has been included in the purchase consideration as any estimated amount for the working capital adjustment would be offset by a corresponding change in working capital.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Eden are recorded at the acquisition date fair values and added to those of Cott. The pro forma adjustments are based on preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the acquisition date and have been prepared to illustrate the estimated effect of the Eden Acquisition. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Eden based on Eden’s March 31, 2016 balance sheet, with the excess recorded as goodwill:

(Dollars in millions)
Assets Acquired
Cash & cash equivalents	$20.5
Accounts receivable, net of allowance	75.2
Income taxes recoverable	2.9
Inventories	24.6
Prepaid expenses and other current assets	29.7
Property, plant and equipment, net	99.0
Intangibles and other assets, net	240.3
Deferred tax assets	19.8

Total assets	$512.0

Liabilities Assumed
Accounts payable and accrued liabilities	137.0
Deferred tax liabilities	51.9
Other long-term liabilities	7.4

Total liabilities	$196.3

Net assets acquired (a)	315.7

Estimated purchase consideration (b)	569.2

Estimated goodwill (b) -(a)	$253.5

The Company is still in the process of validating and performing valuations for the assets acquired and liabilities assumed. Preliminary identifiable intangible assets in the pro forma financial statements consist of intangibles derived from customer relationships and trade names. Acquired intangible assets of Eden have both indefinite and definite lives. The amortization related to definite lived intangible assets is reflected as a pro forma adjustment, as further described in Note 4(f). The identifiable intangible assets’ estimated fair value and related amortization estimates are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods in which the amortization expense is recorded ultimately will be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the Eden Acquisition may differ significantly between periods based upon the final value assigned, and amortization methodology used, for each identifiable intangible asset.

The deferred income tax assets have been adjusted to tax effect the difference between the carrying value and fair value of Eden’s assets acquired and liabilities assumed by Cott using a blended statutory tax rate of 20.0%. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities in each of the jurisdictions in which Eden operates.

Goodwill represents the excess of the preliminary estimated purchase consideration over the fair value of the net assets acquired. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the Eden Acquisition is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the Eden Acquisition will be based on Eden Holdings’ net assets acquired as of the Eden Acquisition date. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

3. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	These amounts in millions of U.S. Dollars have been converted from euro at a conversion rate of 1.1386, which approximates the exchange rate at April 2, 2016.

(b)	Certain historical financial information of Eden has been reclassified to conform to the presentation of historical financial information of Cott.

(c)	These amounts represent the issuance of Senior Notes due 2024 and additional borrowings on Cott’s ABL facility to fund the Eden Acquisition, less related debt financing costs.

(dollars in millions)
Senior Notes	$512.4
Draw down from existing ABL facility	71.0
Debt financing costs associated with the Senior Note issuance	(8.2)
Eden senior note make whole fees	(11.3)
Bridge financing commitment fees	(5.5)
Other fees	(5.9)

Net cash inflow	$552.5

Short-term borrowings	71.0

Senior Notes borrowings	512.4
Debt financing costs associated with the Senior Note issuance	(8.2)

Total long-term debt	504.2

The costs associated with the Eden senior note make whole fees, bridge financing commitment fees and other fees aggregating to $22.7 million have been determined to be acquisition related and have been charged to retained earnings.

The following additional borrowings to finance the Eden Acquisition have the assumed interest rates, maturity dates and payment terms for each case indicated below.

	Assumed Interest Rate	Maturity	Payments
Senior Notes	5.25%	8 years	Interest paid semi-annually when due and principal on maturity

ABL Facility	LIBOR plus 175 bps	2.5 years	Interest paid monthly when due and principal on maturity

As of April 2, 2016 the interest rate on the ABL facility was 2.19% based on the 1-Month LIBOR rate of 44 basis points plus a LIBOR spread of 175 basis points. The effect of a 1/8% variance in interest rates on the ABL facility and senior notes is described in note 4(c). For purposes of the pro forma statement of operations, an assumed interest rate of 5.25% on the Senior Notes offered hereby was used to calculate interest expense.

(d)	Represents the use of the additional borrowings, discussed in 3(c) above, to fund the estimated purchase consideration, as described in Note 2 of $569.2 million, as well as $6.4 million of other acquisition related costs in relation to the Eden Acquisition.

(e)	Reflects the acquisition method of accounting based on the estimated fair value of the assets of Eden as discussed in Note 2 above.

(dollars in millions)
Inventories	$3.3
Goodwill - Elimination	(195.8)
Goodwill - Addition	253.5
Intangible assets - Elimination	(103.4)
Intangible assets - Addition	237.0
Deferred tax liabilities - Elimination	(19.4)
Deferred tax liabilities - Addition	47.1

(f)	These amounts represent payments on behalf of Eden to retire outstanding indebtedness and elimination of capitalized debt financing fees.

(dollars in millions)
Payments to retire outstanding indebtedness
Short-term borrowings	$4.8
Long-term debt	402.0
Seller’s financing payables, net	66.6
Other long-term liabilities	6.4

Total	$479.8

Capitalized debt financing fees included in long-term debt	$(13.1)

(g)	Reflects the elimination of Eden’s historical equity accounts.

(h)	Represents adjustments to retained earnings for $6.4 million of estimated transaction costs incurred in relation to the Eden Acquisition.

4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) These amounts in millions of U.S. Dollars have been converted from Euro at a conversion rate of 1.1103 for the year ended January 2, 2016, which approximates the average exchange rate over the period from January 4, 2015 through January 2, 2016, and 1.10285 for three month period ended April 2, 2016, which approximates the average exchange rate over the period from January 3, 2016 through April 2, 2016.

(b) Certain historical financial information of Eden has been reclassified to conform to the presentation of historical financial information of Cott.

(c) To reverse historical interest expense of Eden and record estimated interest expense and amortization of debt financing fees associated with anticipated borrowings, as described in Note 3(c).

(dollars in millions)	For the Year Ended January 2, 2016	Three Months Ended April 2, 2016	Twelve Months Ended April 2, 2016
Reversal of Eden interest expense and amortization of capitalized debt financing fees	$(38.6)	$(8.3)	$(37.2)
Interest expense on new financing	29.1	7.3	29.1

Pro forma interest expense adjustment	$(9.5)	$(1.0)	$(8.1)

A sensitivity analysis on interest expense for the year ended January 2, 2016 and the three and twelve month period ended April 2, 2016 has been performed for the ABL facility and the Senior Notes offered hereby to assess the effect that a change of 12.5 basis points of the hypothetical interest rates would have on the debt financing. The following table shows the change in interest expense for the year ended January 2, 2016 and the three and twelve month period ended April 2, 2016:

(dollars in millions) Interest expense assuming	For the Year Ended January 2, 2016	Three Months Ended April 2, 2016	Twelve Months Ended April 2, 2016
Increase of 0.125%	0.7	0.2	0.7
Decrease of 0.125%	(0.7)	(0.2)	(0.7)

(d) Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing. For Eden, the reversal of interest and related expenses was not tax-effected as these related to tax losses for which no benefit was recognized for the periods presented. Cott’s interest expense on new financing related to the Eden acquisition was tax-effected at the statutory tax rate of 25.7%.

(e) Represents adjustment related to the change in the fair value of inventory of $3.3 million that is recognized in cost of sales upon sale of the finished goods inventory for the year ended January 2, 2016.

(f) Represents adjustment to record straight line amortization expense related to identifiable intangible assets, except for customer relationships which is being amortized based upon the periods over which the economic benefits of the asset is expected to be realized.

The net adjustment to SG&A for the amortization of intangible assets is as follows:

(dollars in millions)	For the Year Ended January 2, 2016	Three Months Ended April 2, 2016	Twelve Months Ended April 2, 2016
Reversal of Eden historical intangible asset amortization	$(12.4)	$(3.1)	$(12.6)
Amortization of acquired identifiable intangible assets	23.3	5.0	22.4

Pro forma intangible asset amortization expense adjustment	$10.9	$1.9	$9.8

The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful life of each.

(dollars in millions) Intangible Asset	Estimated Fair Value	Estimated Useful Life
Customer relationships	$161.0	15 years
Trademarks and trade names	71.3	Indefinite
Software	4.7	4 years

Total	$237.0

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the multi-period excess earnings method was used to value the customer relationships.

The estimated effect of amortization of the customer relationships on the operating results for the five years following the acquisition is expected to be as follows:

(dollars in millions)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of customer relationships	$23.3	20.1	16.8	14.5	12.3

(g)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase price allocation adjustments based on an estimated statutory tax rate of approximately 20.0% for the year ended January 2, 2016 and the three and twelve month period ended April 2, 2016.

(h)	Represents pro forma basic and diluted loss per share (“EPS”). To calculate diluted EPS, any impact of the potential dilutive instruments (i.e. stock options, performance-based restricted share units (“RSU”), timed based RSUs and the Convertible Preferred Shares) would be antidilutive as these would decrease the loss per share. As such, the basic and diluted EPS are the same for the pro forma periods presented.

Pro Forma Basic and Diluted Loss Per Common Share	For the Year Ended January 2, 2016	Three Months Ended April 2, 2016
Pro forma net loss attributable to Cott (dollars in millions)	$(31.6)	$(10.1)
Weighted average outstanding shares (basic and diluted, in thousands)	103,037	113,267
Basic and diluted loss per share	$(0.31)	$(0.09)